CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of World Series of Golf, Inc. for the three months ended March 31, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the Quarterly Report on Form 10-QSB of World Series of Golf, Inc. for the three months ended March 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the Quarterly Report on Form 10-QSB for the year ended March 31, 2008, fairly presents in all material respects, the financial condition and results of operations of World Series of Golf, Inc.

By:	/s/ Terry Leiweke
Name:	R. Terry Leiweke
Title:	Principal Executive Officer, Principal Financial Officer and Director
Date:	May 20, 2008